SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2003

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

001-08899
(Commission File Number)

59-0940416
(IRS Employer Identification Number)

3 S.W. 129th Avenue, Pembroke Pines, Florida 33027
(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 433-3900

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

     Not applicable

(b) Pro Forma Financial Information.

     Not applicable

(c) Exhibits.

     Exhibit 99.1—Press Release of Claire’s Stores, Inc. dated June 24, 2003

Item 9. Regulation FD Disclosure Regulation FD Disclosure

     Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of the press release issued by Claire’s Stores, Inc. (the “Registrant”) on June 24, 2003 announcing the election of two new independent directors at the Registrant’s annual meeting of shareholders and also announcing the Registrant’s modification of its guidance with respect to second quarter same store sales.

     The information contained in the press release is not “filed” pursuant to the Securities Exchange Act and is not incorporated by reference into any of the Registrant’s Securities Act registration statements. Additionally, the submission of this Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

     Please note that the press release may contain “forward-looking statements” which represent the Registrant’s expectations or beliefs with respect to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation, changes in consumer preferences and consumer spending for pre-teen and teen apparel and accessories, competition, general economic conditions and uncertainties generally associated with the specialty retailing business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Registrant’s forward-looking statements are included in the Registrant’s filings with the Securities and Exchange Commission, specifically as described in the Registrant’s annual report on Form 10-K for the fiscal year ended February 1, 2003. The Registrant undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in the press release are not necessarily indicative of the future performance of the Registrant.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: June 24, 2003	By: /s/ Ira D. Kaplan

Ira D. Kaplan Chief Financial Officer

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Index to Exhibits

Exhibit No.	Exhibit Title

99.1	Press Release of Claire’s Stores, Inc. – June 24, 2003

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